EXHIBIT 16.1 TO STANDARD DRILLING, INC. FORM 8-K

M&K CPAS, PLLC

4100 North Sam Houston Pkwy W

Houston, Texas  77086

March 8, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Item 4.01(a) of Standard Drilling, Inc.’s Report on Form 8-K/A dated March 8, 2013, and agree with the statements made therein. We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K/A.

Yours truly,

/S/

M&K CPAS, PLLC

Houston, Texas